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                                                                   EXHIBIT 10.21

                         VIASOURCE COMMUNICATIONS, INC.

                              EMPLOYMENT AGREEMENT

                                FOR MARK STAGEN

                           --------------------------


         This EMPLOYMENT AGREEMENT, dated as of June 12, 2000, by and between VIASOURCE, INC., a New Jersey corporation (the "Company"), and Mark STAGEN (the "Employee"). All capitalized terms not defined herein shall have the meaning ascribed to them in the Merger Agreement (as defined below).

         WHEREAS, the Employee was previously employed by TeleCore, Inc. ("TeleCore@); and

         WHEREAS, pursuant to a Merger Agreement dated as of June 1, 2000, by and among the Company, TC Acquisition, Inc., TeleCore, the Employee and others (the "Merger Agreement"), TeleCore has merged with TC Acquisition, Inc. (the "Merger"); and

         WHEREAS, the Company desires to employ the Employee to provide personal services to the Company and wishes to provide the Employee with certain compensation and benefits in return for his services; and

         WHEREAS, the Employee wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.       EMPLOYMENT BY THE COMPANY.

         1.1 EFFECTIVE TIME AND ENTIRE AGREEMENT. This Agreement shall have no legal effect unless and until the consummation of the Merger. This Agreement, together with that certain Assignment of Option Agreement and Termination of Stock Restriction Agreement dated June 1, 2000 (the "Assignment"), contains the entire understanding of the parties hereto in respect to its subject matter and supersedes all prior agreements and understandings (oral or written) between or among Employee and Company or Employee and TeleCore.

         1.2 TERM; POSITION. Subject to earlier termination as set forth in
Section 5 below, for a period of three (3) years from the date of this Agreement (the "Agreement Term"), the Company agrees to employ the Employee and the Employee hereby accepts such employment. During the Agreement Term, the Employee

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will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

         1.3 DUTIES. The Employee shall perform such duties as may be assigned to him from time to time at the direction of the Board of Directors (the "Board") of the Company or the Employee's supervisor, and in the absence of such assignment such duties customarily associated with his then existing title, consistent with the Bylaws of the Company. The Employee agrees to provide his services in substantial conformance with all laws and regulations.

         1.4 EMPLOYMENT RELATIONSHIP. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, which may exist from time to time, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

2.       COMPENSATION.

         2.1 SALARY. For services rendered in connection with this Agreement, the Employee shall receive an annualized base salary of 170,000 Dollars ($ 170,000) (the "Salary"), payable in accordance with the Company's customary payroll practices, which such base salary may be reviewed annually at the discretion of the Compensation Committee of the Board (the "Compensation Committee").

         2.2 DISCRETIONARY BONUS. The Employee will be eligible for a discretionary bonus, in an amount to be determined solely by the Compensation Committee in its discretion, subject to the terms and conditions outlined in a Company bonus plan, which may be established and in effect from time to time.

         2.3 INCENTIVE COMPENSATION. In addition to any other compensation or benefits set forth in this Agreement, the Employee shall be entitled to participate during the Agreement Term in the Company's Stock Incentive Plan as may be in effect from time to time, in such amounts and on such terms as may be determined by the Compensation Committee and approved by the Board, and in any incentive plans, programs or arrangements generally applicable to the Company's employees on such terms as are determined by the Board.

         2.4 STANDARD COMPANY BENEFITS. The Employee shall be entitled to all rights and benefits for which he is eligible under the Company's standard benefits and compensation plans and programs which may be in effect from time to time and provided by the Company to its employees in comparable positions (the "Company Benefits").




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         2.5 BUSINESS EXPENSES. In addition to the salary and benefits described above, during the Agreement Term, the Employee shall be reimbursed for all out-of-pocket expenses reasonably incurred by him on behalf of or in connection with the business of the Company, pursuant to the normal standards and guidelines followed from time to time by the Company.

3. PROPRIETARY INFORMATION OBLIGATIONS. The Employee will not at any time (whether during or after his employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, company, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company; PROVIDED that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Employee's breach of this covenant. The Employee agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries. The Employee further agrees that he will not retain or use for his account at any time any trade names, trademarks or other proprietary business designations or intellectual property used or owned in connection with the business of the Company or its affiliates. Notwithstanding the foregoing, the Employee shall be permitted to disclose confidential information to the extent required by law or judicial order.

4. OUTSIDE ACTIVITIES. Except with the prior written consent of the Board, the Employee will not, during his employment with the Company, undertake or engage in any other employment, occupation or business enterprise. The Employee may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

5.       TERMINATION OF EMPLOYMENT.

                  (A) VOLUNTARY TERMINATION. During the Agreement Term, the Employee may voluntarily terminate his employment relationship at any time for any reason upon thirty (30) days prior written notice to the Company. Upon such voluntary termination, the Employee shall not be entitled to any further compensation or rights under this Agreement other than (i) accrued but unpaid compensation rights as of the date of termination, and (ii) any rights or benefits accrued to the date of termination under the terms of any Company Benefits the Employee participated in prior to such termination (together, the "Accrued Rights").

                  (B) TERMINATION FOR CAUSE. During the Agreement Term, the Employee's employment may be terminated by the Company for Cause (as defined below). Unless otherwise noted below, such termination shall be effective on the date of Employee's receipt of notice in the case of clauses (i), (ii), and (iv) of the definition of Cause and, with respect to clauses (iii), (v),(vi) and (vii) of the definition of




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         Cause, shall be effective on the date of the expiration of the cure period if the Employee fails to cure the breach within the cure period. Upon such termination for Cause, the Employee shall not be entitled to any further compensation or rights under this Agreement other than his Accrued Rights.

                  For purposes of this Agreement, "Cause" shall mean misconduct, including: (i) a conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company or any of its subsidiaries or Affiliates or the willful fabrication of records of the Company or any of its subsidiaries or Affiliates; (iii) a material breach of the Company's policies after being provided with notice of such failure and an opportunity to cure within seven (7) days of receipt of such notice;
         (iv) any other act or omission or series of acts or omissions which are injurious to the financial condition or business reputation of the Company or any of its subsidiaries or Affiliates; (v) a breach of this Agreement after being provided with written notice of such breach and an opportunity to cure within seven (7) days of receipt of such notice;
         (vi) a failure or refusal in a material respect of the Employee to follow the reasonable policies or directions of the Company as specified by the Board or the Employee's supervisor after being provided with written notice of such failure and an opportunity to cure within seven (7) days of receipt of such notice; or (vii) a failure to carry out the duties of the Employee's position as a result of drug abuse or alcoholism or other form of substance abuse, in each case after being provided with notice of such failure and an opportunity to cure within seven (7) days of receipt of such notice. Disability shall not constitute "Cause."

                  (C) TERMINATION WITHOUT CAUSE. During the Agreement Term, the Company may terminate the employment of the Employee at any time for any reason other than Cause upon thirty (30) days' prior written notice to the Employee. Upon such termination without Cause, the Employee will receive: (i) his Accrued Rights, (ii) an amount equal to six (6) months of base salary, less payroll deductions and required withholdings, payable in equal weekly installments, (iii) a lump sum payment of that portion of the bonus the Employee is entitled to for the calendar year in which the termination occurs pro-rated based upon the number of full months the Employee was employed in such year, (iv) continuation of all Company Benefits for a period of six (6) months and (v) immediate vesting of all Employee's unvested stock options covered by the Assignment.

                  (D) DISABILITY. During the Agreement Term, the Company may terminate the employment of the Employee on account of a Disability (as defined below) upon thirty (30) days' prior written notice to the Employee. Upon such termination on account of a Disability, the Employee will receive: (i) his Accrued Rights, (ii) a lump sum payment equal to one(1) year of base salary, less payroll deductions and required withholdings, (iii) a lump sum payment of that portion of the




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         bonus the Employee is entitled to for the calendar year pro-rated based upon the number of full months the Employee was employed in such year, and (iv) continuation of all Company Benefits for a period of four (4) months.

                  For purposes of this Agreement, "Disability" shall mean a disability which prevents the Employee from substantially performing his duties under this Agreement for a period of at least 90 consecutive days or 120 non-consecutive days within any 365-day period. Any question as to the existence of a Disability of the Employee as to which the Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Employee and the Company. If the Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of a Disability made in writing to the Company and the Employee shall be final and conclusive for all purposes of this Agreement.

                  (E) DEATH. In the event of the death of the Employee during the Agreement Term, this Agreement shall automatically terminate (subject to Section 7.9), such termination to be effective on the date of the Employee's death, and the Company shall pay to the Employee or his heirs, executors or administrators (i) his Accrued Rights and (ii) a portion of a discretionary bonus, if any, which may otherwise have been paid to the Employee pursuant to Section 2.2 hereof with respect to the annual period in which the death occurs pro-rated based upon the number of full months the Employee was employed in such annual period prior to his death.

6. CONTINUATION OF EMPLOYMENT/RESTRICTIVE COVENANT. The Employee acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees that during the term of the Employee's employment and for a period of three (3) years immediately following the date that the Employee ceases employment with the Company for any reason, the Employee shall not; (a) directly or indirectly, alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or shareholder of, or lender to, any company or business, engage in any Competitive Activity; (b) directly or indirectly (i) induce any person which is a customer of the Company or any Affiliate of the Company to patronize any business directly or indirectly engaged in any Competitive Activity; (ii) canvass, solicit or accept from any person which is a customer of the Company or any Affiliate of the Company any Competitive Business; or (iii) request or advise any person which is a customer or supplier of the Company or any Affiliate of the Company to withdraw, curtail or cancel any such customer's or supplier's business with the Company or any Affiliate of the Company, or its or their successors; (c) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the Company or any Affiliate of the Company at or within the six (6) month period immediately preceding the date of such




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employment, or in any manner seek to induce any such person to leave his or her employment; or (d) at any time following the date hereof, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his/her possession the Company's or any of the Company Affiliates' proprietary rights or records, including, but not limited to, any of its or their customer lists. As used herein "Competitive Activity" shall consist of the sale ,solicitation for sale, marketing, licensing, servicing, distributing of, or other business activity of whatsoever kind or nature which competes, directly or indirectly, with the business, technology, products or services of the Company and its Affiliates in the United States at the time of termination or within three (3) months of such termination.

         The Employee agrees and acknowledges that the restrictions contained in this Section 6 are reasonable in scope and duration and are necessary to protect the Company after the date hereof. If any provision of this Section 6 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section 6 will cause irreparable damage to the Company and upon breach of any provision of this Section 6, the Company shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies which the Company may have (including, without limitation, the right to seek monetary damages).

7.       GENERAL PROVISIONS.

         7.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail to the Company at Viasource Communications, Inc., 1001 West Cypress Creek Road, Suite 118, Fort Lauderdale, Florida 33309, Attention: Craig Russey, President, Telecopy: (954) 229-1113 and if to the Employee address as set forth on the signature page hereto.

         7.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         7.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement. No waiver of any provision hereof shall be effective unless in writing.




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         7.4 COMPLETE AGREEMENT; AMENDMENT. This Agreement and any amendments hereto, together with the Assignment, constitute the entire agreement between the Employee and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an officer of the Company.

         7.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

         7.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         7.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Employee and the Company, and their respective successors, assigns, heirs, executors and administrators, except that the Employee may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

         7.8 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Florida.

         7.9 SURVIVAL. Sections 3, 5 and 6 of this Agreement shall survive the termination of the Employee's employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         7.10 RELIEF. The Employee acknowledges that the restrictions set forth in Sections 3, 4 and 6 of this Agreement are necessary to protect the Company's confidential proprietary information and other legitimate business interests and are reasonable in all respects, including duration, territory and scope of activity restricted. The Employee further acknowledges that the provisions of Sections 3, 4 and 6 of this Agreement are essential to the Company, that the Company would not enter into this Agreement if these provisions were not included and that damages sustained by the Company as a result of a breach of these provisions cannot be adequately remedied by damages, and the Employee agrees that the Company, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of Section 3, 4 or 6 of this Agreement. The covenants to be performed by the Employee under Sections 3, 4, or 6 hereof are not conditioned on the performance by the Company of the provisions of hereof.

         In the event of a breach of the covenants and assurances of Section 3, 4 or 6 by the Employee or has his employment terminated pursuant to Section 5(b) hereof, any options to purchase shares of the Company stock, whether vested or





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otherwise, shall terminate immediately and shall be of no further force or effect and any severance or any other payment due to the Employee under this Agreement shall be immediately forfeited except as provided for in Sections 5(a) and 5(b).

         In the event the Employee voluntarily terminates his employment pursuant to Section 5(a) any options to purchase shares of the Company stock, whether vested or otherwise, shall terminate ninety (90) days following the effective date of Employee's termination of employment and shall thereafter be of no further force or effect and any severance or any other payment due to the Employee under this Agreement shall be immediately forfeited except as provided for in Sections 5(a) and 5(b).

                        [Signatures appear on next page]



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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                 VIASOURCE COMMUNICATIONS, INC.

                                 By: /s/ Patrick Ahern
                                    -----------------------------------------
                                 Name: Patrick Ahern
                                 Title: EVP, Human Resources

                                 EMPLOYEE:

                                 By: /s/ Mark Stagan
                                    -----------------------------------------
                                 Address for Notices:
                                 ViaSource Communications, Inc.
                                 1001 W. Cypress Creek Road
                                 Ft. Lauderdale, FL. 33309

                                    -----------------------------------------

                                    -----------------------------------------